EXHIBIT 10.1

                                          CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of March 10, 1999, is by and among SANTA BARBARA PARTNERS, an Oklahoma general partnership ("SBP''), and HALILADOR PETROLEUM, LLP, a Colorado limited partnership ("Hallador"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("USB"). SBP and Hallador are herein collectively called "Borrowers."

                                             RECITAL

     Borrowers and USB wish to enter into this Credit Agreement in order to provide for the terms upon which USB will make advances to Borrowers and issue letters of credit upon the request of Borrowers and by which such advances and letters of credit will be governed and repaid.

                                             AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                             ARTICLE I

                                   DEFINITIONS AND REFERENCES

     Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "Advance" means an oil and Gas Advance or a Securities Advance.

     "Affiliate" means each Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, any Borrower; provided that, for the purposes of this definition, a Person shall be deemed to control another entity if the controlling Person possesses, directly or indirectly, the power to direct or control the direction of the management and policies of such entity, whether through the ownership of stock or other interests therein, by contract or otherwise, and shall include without limitation any controlling shareholder or owner thereof.

     "Agreement" means this Credit Agreement.

     "Borrowers" means SBP and Hallador.

     "Borrowing Base (oil and Gas)" means, at any time prior to the Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by USB in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as USB customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base (Oil and Gas) for the Borrowing Base Period from the date of this Agreement shall be $3,000,000, unless Borrowers and USB hereafter mutually agree upon a different amount or unless the Borrowing Base (Oil and Gas) is redetermined pursuant to Section
2.10 below prior to such date.

     "Borrowing Base Notice" means a written notice sent to Borrowers by USB notifying Borrowers of the Borrowing Base (Oil and Gas) determined by USB for the upcoming Borrowing Base Period.

     "Borrowing Base Period" means: (a) with respect to the Oil and Gas
Facility: (1) the time period from the date of this Agreement through September 30, 1999; and (2) thereafter, each six-month (or, with respect to the last such period prior to the Maturity Date, five-month) period beginning on May 1 or November 1 of each year until the Maturity Date; and (b) with respect to the Securities Facility: (1) the time period from the date of this Agreement through March 31, 1999; and (2) thereafter, each calendar month until the Maturity Date.

     "Borrowing Base Properties" means any and all interests of Borrowers, or either of them, whether now owned or hereafter acquired, in any and all oil and gas wells, leases and other related rights and assets to which USB now or hereafter gives value in determining the Borrowing Base (Oil and Gas).

     "Borrowing Base (Securities)" means, at any time prior to the Maturity Date, the aggregate loan value of all Pledged Securities, determined in accordance with the formula set forth below; provided that, unless Borrowers and USB hereafter mutually agree upon a different amount, the Borrowing Base (Securities) for the Borrowing Base Period from the date of this Agreement through March 31, 1999 shall be an amount determined using the procedures set forth in Section 2.10(b) below. The Borrowing Base (Securities) shall be the um of: (a) 90 percent of the face amount of all Pledged Securities which are money-market funds; plus (b) 90 percent of the face amount of all Pledged Securities which are government securities having a maturity of less than five years; plus (c)80 percent of the face amount of all Pledged Securities which are investment-grade commercial paper; plus (d) 90 percent of the face amount of all Pledged Securities which are investment-grade municipal bonds; provided that, to the extent that lending against any of the foregoing is now or hereafter restricted pursuant to Regulation U promulgat4d by the Board of Governors of the Federal Reserve System or any other law, rule or regulation, the loan value thereof shall be taken into account only to the extent permitted under said Regulation U or other law, rule or regulation.

     "Business Day" means: (a) with respect to the making, prepaying, repaying or issuance of, or otherwise relating to, any LIBOR Tranche, any day which is not a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado and which is also a day on which dealings are carried on in the London interbank eurocurrency market, and (b) for all other purposes hereof, any day which is not a Saturday, a Sunday or a legal holiday on which commercial banks are unauthorized or required to be closed in Denver, Colorado.

     "Collateral" means all tangible or intangible real or personal property which, under the terms of any Security Document, is or is purported to be covered thereby or subject thereto.

     "Commitment Amount (Oil and Gas)" means, at any time, the least of: (a) $3,500,000 minus the Commitment Amount (Securities) at that time, (b) the Borrowing Base (Oil and Gas) at that time, or (c) such lesser amount as may be elected by Borrowers in accordance with the provisions of Section 2.10 below.

     "Commitment Amount (Securities)" means, at any time, the lesser of: (a) $3,500,000, or (b) the Borrowing Base (Securities) at that time.

     "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notice and/or the passage of time, constitute an Event of Default.

     "Distribution" means any distribution payable in cash or property to any owner of any Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any ownership interest in any Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Obligated Person or any Affiliate thereof with respect to which any Obligated Person has a fixed or contingent liability.

     "Event of Default" has the meaning given such term in Section 7.1 below.

     "Fiscal Ouarter" means a three-month period ending on the last day of March, June, September or December of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "Funded Debt Ratio" means, at any time, the ratio of: (a) any and all indebtedness for borrowed money of HPC or any Borrower at that time, including any and all outstanding principal and any unpaid interest to the extent such interest is due and payable at that time, and including any amounts outstanding under this Agreement or under any other arrangement for borrowing by HPC or any Borrower; to (b) the Tangible Assets of HPC at that time.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Securities and Exchange Commission or the Financial Accounting Standards Board, as applicable (or any generally recognized successor to either of the foregoing) and which, in the case of HPC or any Borrower: (a) are applied for all periods in a consistent manner, and (b) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of HPC or Borrowers.

     "HPC" means Hallador Petroleum Company, a Colorado corporation.

     "Initial Engineering Report" means the engineering report or reports covering the Borrowing Base Properties, prepared by or on behalf of Borrowers, a true and correct copy of which has been furnished by Borrowers to USB.

     "Initial Financial Statements" means the annual financial statements of each Borrower dated as of December 31, 1997, and the quarterly financial statements of each Borrower dated as of March 31, 1998, June 30, 1998 and September 30, 1998, copies of which Initial Financial Statements have heretofore been delivered by Borrowers to USB.

     "Interest Rate Election" means an election delivered by Borrowers to USB from time to time in the form of Exhibit D attached hereto and made a part hereof.

     "Letter of Credit" means a standby letter of credit issued by USB pursuant to Article II below.

     "LIBOR (Adjusted)" means, with respect to each LIBOR Tranche and the related LIBOR Interest Period, the rate of interest per annum determined pursuant to the following formula:

                                    LIBOR (Unadjusted)
                             -------------------------------
         LIBOR (Adjusted) =  1.00 - LIBOR Reserve Percentage

     "LIBOR Interest Period" means, with respect to each LIBOR Tranche, a period of one, two, three or six months, as specified in the Interest Rate Election submitted by Borrowers pursuant to Section 2.4(b) below with respect thereto, beginning on and including the date specified in such Interest Rate Election (which must be a Business Day) and ending on (but not including, for the purpose of computing the number of days in the LIBOR Interest Period) the date which corresponds numerically to such beginning or six months thereafter (or if such month has no numerically corresponding date, on the last Business Day of such month); provided that each LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such LIBOR Interest Period shall end on the Business Day next preceding such numerically corresponding day. No LIBOR Interest Period may be elected which would end after the Maturity Date.

     "LIBOR Reserve Percentage" means, with respect to any LIBOR Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve
System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such LIBOR Interest Period.

     "LIBOR Tranchell means a portion of the Loan outstanding for a specific LIBOR Interest Period and bearing interest at a fixed rate based upon LIBOR (Adjusted).

     "LIBOR (Unadjusted)" means, with respect to each LIBOR Tranche and the related LIBOR Interest Period, the rate of interest per annum determined by
USB, in accordance with its customary practices, to be representative of the rates at which deposits of U.S. dollars are being offered in the London interbank eurocurrency market for delivery on the first day of such LIBOR Interest Period in an amount equal or comparable to the amount of such LIBOR Tranche and for a period of time equal or comparable to the length of such LIBOR Interest Period. LIBOR (Unadjusted), as determined by USB with respect to a particular LIBOR Tranche, shall be fixed at such rate for the duration of the associated LIBOR Interest Period. If USB is unable so to determine LIBOR (Unadjusted) for any LIBOR Tranche, or if the associated LIBOR (Adjusted) would exceed the maximum rate of interest, if any then permitted to be charged on the applicable Note under applicable law, Borrowers shall be deemed to have elected to have included in the Referenced Rate Portion the portion of the Loan that would otherwise have been included in such LIBOR Tranche.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise,but excluding any right of offset which arises without agreement in the ordinary course of business.

     "Loan" has the meaning given such term in Section 2.1 below.

     "Loan Documents" means this Agreement, the Security Documents, the Notes, applications for Letters of Credit, Advance requests and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

     "Maturity Date" means March 31, 2002; provided that, upon the request of Borrowers, USB may, in its sole discretion, extend such time period at any time and from time to time to a date not later than March 31, 2006 by giving written notice of such extension to Borrowers, but nothing contained in this Agreement, the Notes or any other Loan Document shall be deemed to commit or require USB to grant any such extension.

     "Notes" means the oil and Gas Note and the Securities Note.

     "Obligated Person" means any Borrower or any other Person now or hereafter liable for repayment of the Loan.

     "Obligations" means all Debt from time to time owing by Borrowers to USB under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

     "Oil and Gas Advance" means an advance of funds by USB under the oil and Gas Facility to or for the account of Borrowers pursuant to Section 2.2 below.

     "Oil and Gas Facility" has the meaning given such term in Section 2.1 below.

     "Oil and Gas Interests" means any and all oil or gas properties, gas gathering systems, and other related personal property and interests now or hereafter owned by any Borrower.

     "Oil and Gas Note" means a Promissory Note in the form of Exhibit A-1 attached hereto and made a part hereof, duly executed and delivered by Borrowers.

     "Payment Date" means the first Business Day of each calendar month, commencing April 1, 1999, and the Maturity Date.

     "Person" means an individual, corporation, partnership, association, joint-stock company, trust or trustee thereof, estate or executor thereof, limited liability company, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Pledged Securities" means any securities to which USB has agreed to give value in determining the Borrowing Base (Securities) and in which a valid, enforceable and perfected first security interest has been granted to USB to secure the Obligations pursuant to Security Documents satisfactory in form and substance to USB.

     "Prohibited Lien" means any Lien not expressly allowed under Section 6.2
(b) below.

     "Reference Rate" means the fluctuating interest rate per annum announced from time to time by USB as its "reference rate," which may not be the lowest interest rate charged by USB.

     "Reference Rate Portion" means the portion of the Loan bearing interest based upon the Reference Rate.

     "Securities Advance" means an advance of funds by USB under the Securities Facility to or for the account of Borrowers pursuant to Section 2.3 below.

     "Securities Facility" has the meaning given such term in Section 2.1 below.

     "Securities Note" means a Promissory Note in the form of Exhibit A-2 attached hereto and made a part hereof, duly executed and delivered by Borrowers.

     "Security Documents" means all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any or all of the Obligated Persons to USB in connection with this Agreement or any transaction contemplated hereby or thereby, to secure or guaranty the payment of any part of the Obligations or the performance of any other duties and obligations of any or all of the Obligated Persons under the Loan Documents, whenever made or delivered.

     "Subordinated Debt" means any indebtedness or other obligations of any Borrower, to the extent that the rights of the holders thereof to enforce the indebtedness and other obligations of any Borrower thereunder have been subordinated to the rights of USB hereunder or in connection herewith by subordination agreements executed by the holders of the Subordinated Debt and satisfactory in form and substance to USB.

     "Tangible Assets" means, at any time, the book value of HPC's assets at that time, excluding goodwill and any and all other intangible assets of HPC at that time, all determined in accordance with GAAP.

     "Taxes" has the meaning given such term in Section 3.7 below.

     "Year 2000 Problem" has the meaning given such term in Section 5.1(p) below.

     Section 1.2. Incorporation of Exhibits. All Exhibits attached to this Agreement are a part hereof for all purposes.

     Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

     Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

      Section 1.5. Calculations and Determinations. All interest accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless USB otherwise consents, all financial statements and reports furnished to USB hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP or in a manner otherwise satisfactory to USB.

                                           ARTICLE II
                                            The Loan

     Section 2.1. The Loan. Subject to the other terms and conditions of this Agreement, USB agrees to make oil and Gas Advances and Securities Advances to Borrowers, and to issue Letters of Credit at the request of Borrowers, all as described herein. The Oil and Gas Advances, Securities Advances and Letters of Credit shall be herein collectively referred to as the "Loan". That portion of the Loan arising from the making of oil and Gas Advances and the issuance of Letters of Credit shall be herein referred to as the "Securities Facility." Borrowers hereby expressly request and irrevocably authorize USB to make the loan.

     Section 2.2. Oil and Gas Facility. (a) Subject to the other terms and conditions of this Agreement, USB agrees to make Oil and Gas Advances to Borrowers from time to time requested upon notice to USB from Borrowers no later than noon, Denver time, on the Business Day prior to the date of any such Oil and Gas Advance and to issue Letters of Credit from time to time requested upon written notice to USB from Borrowers no later than five days prior to the date of issuance of each such Letter of Credit.

           (b) USB shall not have any obligation to: (1) make an Oil and Gas Advance on or after the Maturity Date, (2) issue or renew a Letter of Credit which does not expire prior to the Maturity Date, (3) issue a LIBOR Tranche as to which the LIBOR Interest Period does not expire prior to the Maturity Date, (4) issue a LIBOR Tranche at any time when three or more prior LIBOR Tranches remain outstanding, (5) make an oil and Gas Advance in an amount less than $25,000, (6) issue a LIBOR Tranche in an amount less than $25,000, or (7) make an oil and Gas Advance or issue a Letter of Credit if, after the making of such Advance or the issuance of such Letter of Credit, the aggregate amount of all oil and Gas Advances outstanding hereunder plus the face amount of all Letters of Credit outstanding hereunder would exceed the Commitment Amount (oil and Gas).

           (c) Each payment by USB under a Letter of Credit shall be deemed to be an Oil and Gas Advance, shall bear interest from the date of such payment by USB under the Letter of Credit until the date of repayment, shall be entitled to all benefits of the Security Documents and shall be subject to all terms of this Agreement and any and all other applicable Loan Documents.

     Section 2.3. Securities Facility. (a) Subject to the other terms and conditions of this Agreement, USB agrees to make Securities Advances to Borrowers from time to time requested upon notice to USB from Borrowers no later than noon, Denver time, on the Business Day prior to the date of any such securities Advance. Each request by Borrowers for a Securities Advance shall be in the form of Exhibit B attached hereto and made a part hereof. Any request by borrowers for a Securities Advance shall be deemed a certification by Borrowers that the conditions precedent contained in
Article IV below have been satisfied as of the time of such request.

           (b) USB shall not have any obligation to: (1) make a Securities Advance on or after the Maturity Date, (2) issue a LIBOR Tranche as to which the LIBOR Interest Period does not expire prior to the Maturity Date, (3) issue a LIBOR Tranche at any time when three or more prior LIBOR Tranches remain outstanding, (4) make a Securities Advance in an amount less than $25,000, (5) issue a LIBOR Tranche in an amount less than $25,000, or (6) make a Securities Advance if, after the making of such Advance, the aggregate amount of all Securities Advances outstanding hereunder would exceed the Commitment Amount (Securities).

      Section 2.4. The Notes; Interest. (a) Borrower's obligation to repay the Oil and Gas Facility, with interest thereon, shall be evidenced by the oil and Gas Note. Borrower's obligation to repay the Securities Facility, with interest thereon, shall be evidenced by the Securities Note. In the event any provision contained in either Note conflicts with a provision contained in this Agreement, the provisions of this Agreement shall control.

          (b) At any time and from time to time hereafter, if Borrowers desire to include in a LIBOR Tranche all or any portion of the Loan which would not otherwise be included in a LIBOR Tranche, Borrowers shall deliver an Interest Rate Election to USB not later than noon, Denver time, at least one Business Day prior to the first day of the requested LIBOR Interest Period, specifying the dollar amount they desire to have included in the LIBOR Tranche, the first day of the LIBOR Interest Period, the duration of the LIBOR interest Period and whether the LIBOR Tranche is to be included in the Oil and Gas Facility or the Securities Facility. Not later than one Business Day prior to the first day of the requested LIBOR Interest Period, USB shall provide to Borrowers a quote of LIBOR (Adjusted) for the dollar amount and time period requested by Borrowers. Not later than one Business Day prior to the first day of the requested LIBOR Interest Period, Borrowers shall give notice to USB of whether Borrowers elect to include the requested portion of the Loan in the requested LIBOR Tranche; provided that any failure by Borrowers to give notice as set forth herein shall be deemed an election to include the requested portion of the Loan in the requested LIBOR Tranche. If borrowers elect to include the LIBOR Tranche, the LIBOR Tranche shall become effective for the requested dollar amount and the applicable LIBOR Interest Period at the rate quoted by USB. Any portion of the Loan which is not included in a LIBOR Tranche shall be included in the Reference Rate Portion.


     (c)(1) Except as otherwise provided in (3) below, interest on each LIBOR Tranche shall accrue at a fixed annual rate equal to: (A) with respect to each LIBOR Tranche included in the Oil and Gas Facility, LIBOR (Adjusted) with respect to such LIBOR Tranche plus 1.75 percentage points per annum, and (B) with respect to each LIBOR Tranche included in the Securities Facility, LIBOR (Adjusted) with respect to such LIBOR Tranche plus 1.5 percentage points per annum. (2) Except as otherwise provided in (3) below, interest on the Reference Rate Portion shall accrue at a fluctuating annual rate equal to the Reference Rare. (3) From and after the occurrence, and during the continuance, of any Event of Default hereunder (including without limitation any failure by Borrowers to pay the entire outstanding principal balance of the Loan, together with all accrued interest, fees and other amounts payable in connection therewith on or before the Maturity Date), interest on the Loan shall accrue, from the date of occurrence of the Event of Default until the date the Event of Default is cured, at a fluctuating annual rate equal to the Reference Rate plus five percentage points per annum.


     (d) Interest accrued on the Reference Rate Portion shall be due and payable on each Payment Date. Interest accrued on each LIBOR Tranche shall be due and payable on the last day of the LIBOR Interest Period for such LIBOR Tranche (and, as to any LIBOR Tranche having a LIBOR Interest Period of six months, on the ninetieth day of such LIBOR Interest Period). All accrued and unpaid interest shall be due and payable not later than the Maturity Date.

     Section 2.5. Mandatory Principal Payments. (a) If for any reason the aggregate outstanding principal balance of all Oil and Gas Advances plus the aggregate face amount of all outstanding Letters of Credit shall exceed the Commitment Amount (Oil and Gas), Borrowers shall, not later than 10 days after written notice thereof from USB: (1) pay the excess to USB in a lump sum; or (2) commence (and thereafter continue) an amortization schedule under which Borrowers repay the Loan in an amount at least equal to the excess in six monthly principal installments on the first Business Day of each calendar month, which amounts shall be in addition to the monthly interest payments and any other principal payments otherwise due, such that the entire excess is paid within six months; or (3) execute and deliver to USB additional mortgages, supplements to mortgages or other instruments satisfactory in form and substance satisfactory to USB, by which Borrowers mortgage, pledge, or hypothecate to USB or create a security interest in for the benefit of USB, sufficient additional Oil and Gas Interests to indue USB to make a re-determination of the Borrowing Base (Oil and Gas) such that the Commitment Amount (Oil and Gas) is increased to an amount no less than the aggregate face amount of all outstanding Letters of Credit.


     (b) If for any reason the aggregate outstanding principal balance of all Securities Advances shall exceed the Commitment Amount (Securities), Borrowers shall, not later than 10 days after written notice thereof from USB: (1) pay the excess to USB in a lump sum; or (2) pledge, grant a security in and deliver to USB additional Pledged Securities sufficient to induce USB to make a re-determination of the Borrowing Base (Securities) such that the Commitment Amount (Securities) is increased to an amount no

     (c) The outstanding principal balance of the Oil and Gas Facility, together with all unpaid fees and expenses in connection therewith, shall be due and payable not later than the Maturity Date. The outstanding principal balance of the securities Facility, together with all unpaid fees and expenses in connection therewith, shall be due and payable on the Maturity Date.

     Section 2.6. Voluntary Prepayments. Borrowers shall have the right to prepay the Loan at any time, in whole or in part, without penalty or premium (except as otherwise described in Section 3.5 below).

     Section 2.7. Termination of Agreement. Borrowers shall have the right at any time and from time to time, upon not less than three Business Days' prior written notice to USB, to terminate this Agreement. Upon any termination of this Agreement, Borrowers shall, at the time of such termination, prepay the Notes in full. Any such prepayment shall be without penalty or premium (except as otherwise described in Section 3.5 below).

     Section 2.8. Payments to USB. Borrowers will pay to USB each payment which Borrowers owe under the Loan Documents not later than noon, Denver time, on the due date, in lawful money of the United States of America and in immediately available funds. Any payment received after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeed

     Section 2.9. Use of Proceeds. In no event shall any of the Loan proceeds be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrowers represent and warrant to USB that neither Borrower

     Section 2.10. Borrowing Base Procedures. (a) The Borrowing Base (Oil and
Gas) will be re-determined by USB, based upon the information submitted by Borrowers pursuant to Section 6.1 below and upon such other information and data as USB deems relevant, semi-annually effective as of May 1 and November 1 of each year, and at such other times as USB may determine. USB shall advise Borrowers of each re-determination of the Borrowing Base (Oil and Gas) by USB by providing to Borrowers a Borrowing Base Notic

     (b) The Borrowing Base (Securities) will be calculated by Borrowers monthly, and, not later than five days prior to the end of each calendar month, Borrowers will give notice to USB, showing full details as to how such calculation was made and of the amount of the Borrowing Base (Securities) so calculated; provided that, if, as to any calendar month, the calculation of the Borrowing Base (Securities) has not changed from the prior calendar month, Borrowers shall not be required to give such notice to


                                   ARTICLE III
             Security; Fees; LIBOR Provisions; Taxes; Increased Capital

     Section 3.1. The Security. The Obligations will be secured by the Security Documents and any additional Security Documents hereafter delivered by or on behalf of Borrowers and accepted by USB.

     Section 3.2. Perfection and Protection of Security Interests and Liens. Borrowers will from time to time deliver to USB any amendments, financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrowers, in form and substance reasonably satisfactory to USB, which USB may request for the purpose of perfecting, confirming or protecting USB's Liens and other rights in the Collateral.

     Section 3.3. Bank Accounts and Offset. To secure the repayment of the Obligations, each Borrower hereby grants to USB a security interest, a lien, and a right of offset, each of which shall be upon and against: (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Borrower now or hereafter held or received by or in transit to USB from or for the account of such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all

     Section 3.4. Fees. (a) Borrowers shall pay to USB, within 30 days after the end of each calendar quarter, commencing with the calendar quarter ending March 31, 1999 and ending on the Maturity Date, a commitment fee in an amount equal to: (1) one-quarter of one percent per annum, times (2) the excess of the Commitment Amount (Oil and Gas) over the sum of the aggregate outstanding principal balance of all oil and Gas Advances plus the face amount of all outstanding Letters of Credit, computed on a daily

     (b) Borrowers shall pay to USB, within 30 days after the end of each calendar quarter, commencing with the calendar quarter ending March 31, 1999 and ending on the Maturity Date, a commitment fee in an amount equal to: (1) one-quarter of one percent per annum, times (2) the excess of the Commitment Amount (Securities) over the sum of the aggregate outstanding principal balance of all Securities Advances, computed on a daily basis for such calendar quarter.

     (c) Borrowers shall pay to USB with respect to each Letter of Credit a fee in an amount equal to USB's standard internal issuance fee, as in effect at the time of issuance or renewal of any Letter of Credit, plus the greater of:
(1) $300.00 per annum for the term of such Letter of Credit, or (2) one and one-half percent per annum times the face amount of such Letter of Credit, which fee shall be due and payable at the time of issuance (and again at the time of any renewal) of such Letter of Credit.

     (d) Borrowers shall pay to USB upon the closing of this Agreement a facility fee in the amount of $3,500.

     Section 3.5. Special LIBOR Provisions. (a) If USB shall reasonably determine (which determination shall, upon notice thereof to Borrowers, be conclusive and binding on Borrowers and USB) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction asserts that it is unlawful, for USB to fund, continue or maintain any LIBOR Tranche, the obligation of USB to fund, continue or maintain any such LIBOR

     (b)  If USB shall reasonably determine that:

          (1) U.S. Dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to USB in its relevant market; or

          (2) By reason of circumstances affecting USB's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Tranches; then, upon notice from USB to Borrowers, the obligation of USB to include any portion of the Loan in a LIBOR Tranche shall forthwith be suspended until USB shall notify Borrowers that the circumstances causing such suspension no longer exist.

     (c) Borrowers agree to reimburse USB for any increase in the cost to USB of, or any reduction in the amount of any sum receivable by USB in respect of, funding, continuing or maintaining (or of its obligation to fund, continue or maintain) any LIBOR Tranche; provided that the foregoing shall not apply to increases resulting from general increases in interest rates or general increases in USB's administrative expenses or overhead costs. USB shall promptly notify Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate USB for such increased cost or reduced amo

     (d) In the event USB shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by USB to fund, continue or maintain any portion of the principal amount of any LIBOR Tranche) as a result of:

          (1) Any conversion, repayment or prepayment (whether voluntary or mandatory) of the principal amount of any LIBOR Tranche on a date other than the scheduled last day of the LIBOR Interest Period applicable thereto;

          (2) Any requested LIBOR Tranche not being funded as a LIBOR Tranche in accordance with the provisions of this Agreement or the Interest Rate Election therefor; or

          (3) Any LIBOR Tranche not being continued as a LIBOR Tranche in accordance with the provisions of this Agreement or the Interest Rate Election therefor; then, upon the written notice of USB to Borrowers, Borrowers shall, within fifteen days of receipt thereof, pay USB such amount as will (in the reasonable determination of USB) reimburse USB for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of clear error, be conclusive and

     Section 3.6. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by USB or any Person controlling USB, and USB reasonably determines that the rate or return on maintaining (or of its obligation to fund, continue or maintain) any LIBOR Tranche; provided that the foregoing shall not apply to increases resulting from general increases in interest rates or general increases in USB's administrative expenses or overhead costs. USB shall promptly notify Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate USB for such increased cost or reduced amo

    In the event USB shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by USB to fund, continue or maintain any portion of the principal amount of any LIBOR Tranche) as a result of:

          (1) Any conversion, repayment or prepayment (whether voluntary or mandatory) of the principal amount of any LIBOR Tranche on a date other than the scheduled last day of the LIBOR Interest Period applicable thereto;

          (2) Any requested LIBOR Tranche not being funded as a LIBOR Tranche in accordance with the provisions of this Agreement or the Interest Rate Election therefor; or

          (3) Any LIBOR Tranche not being continued as a LIBOR Tranche in accordance with the provisions of this Agreement or the Interest Rate Election therefor; then, upon the written notice of USB to Borrowers, Borrowers shall, within fifteen days of receipt thereof, pay USB such amount as will (in the reasonable determination of USB) reimburse USB for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of clear error, be conclusive and

     Section 3.7. Taxes. All payments by Borrowers of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise,stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by USB's net income or receipts (such non-excluded items being called "Taxes").

     (a) Pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) Promptly forward to USB an official receipt or other documentation satisfactory to USB evidencing such payment to such authority; and

     (c) Pay USB such additional amount or amounts as may be necessary to ensure that the net amount actually received by USB will equal the full amount USB would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against USB with respect to any payment received by USB hereunder, USB may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses) as may be necessary in order that the net amount received by USB after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount USB would have received had not such Taxes been asserted.

     If Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to USB the required receipts or other required documentary evidence, then Borrowers shall indemnify, save and hold harmless USB from and against any incremental Taxes, interest or penalties that may become payable by USB as a result of any such failure.

     Section 3.8. Obligations Absolute. The obligation of Borrowers to repay any amount drawn on USB pursuant to the terms of a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be preformed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances.

irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

     (a) The existence of any claim, set-off, defense or other right which Borrowers may have at any time against any beneficiary of a Letter of Credit
(or any Person for whom any such beneficiary may be acting) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transactions;

      (b) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

(c) Payment by USB under any Letter of Credit against presentation of a draft or certificate which does not comply in all material respects with the terms of such Letter of Credit.

Payment by any Borrower of a reimbursement obligation in connection with a Letter of Credit issued pursuant to this Agreement shall not be deemed a waiver of any rights of Borrowers against USB under Section 3.10(d) below.

     Section 3.9. Indemnification. Each Borrower hereby indemnities and holds harmless USB from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which USB may incur (or which may be claimed against USB by any Person) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; provided, however, that Borrowers shall not be required to indemnify USB for any claims, damages, losses, liabilities,

     Section 3.10. Liability of USB. Borrowers assume all risks of the acts or omissions of any beneficiary or permitted transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither USB nor any of its employees, officers or directors shall be liable or responsible for:

     (a) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee thereof in connection therewith;

     (b) A compliance certificate of each Borrower in which such persons certify to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 4.2 below.

     (c)  The Security Documents.

     (d) Such legal opinions, title opinions, supplemental title opinions, UCC searches and other title information concerning Borrowers' authority to enter into the Loan Documents, the enforceability of the Loan Documents and title to the Borrowing Base Properties or any portions thereof as may be satisfactory to USB.

      (e) The fee payable by Borrowers pursuant to Section 3.4(d) above.

      (f)	Any and all other Loan Documents.

     Section 4.2. Additional Conditions Precedent. USB shall have no obligation to make any Advance or to issue any Letter of Credit unless the following conditions precedent have been satisfied:

     (a) All representations and warranties made by any Obligated Person in any Loan Document shall be true on and as of the date of the Advance or the date of issuance of the Letter of Credit as if such representations and warranties had been made as of the date hereof.

     (b) No Default shall exist as of the date of the Advance or the date of issuance of the Letter of Credit.

     (c) Each Obligated Person shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of the Advance or the date of issuance of the Letter of Credit.

     (d) The making of the Advance or the issuance of the Letter of Credit shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject USB to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

                                     ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

     Section 5.1. Borrowers' Representations and Warranties. To induce USB to enter into this Agreement and to make the Loan, each Borrower represents and warrants to USB (which representations and warranties shall survive the delivery of the Notes and shall be deemed to be continuing representations and warranties until repayment in full of the Notes) that:

     (a) No Default. Neither Borrower is in default in any material respect in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

     (b) Organization and Good Standing. SBP is a general partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Hallador is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Borrower is duly qualified, in good standing, and authorized to do business in all jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

    (c) Authorization. Each Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents and to authorize the consummation of the transactions contemplated. Thereby and the performance of its obligations thereunder.

     (d) No Conflicts or Consents. The execution and delivery by the various Obligated Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not
         (1) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to either Borrower necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. At the date of this Agreement, neither Borrower is aware of any material fact that has not been disclosed to USB in writing which could materially and adversely affect either Borrower's properties, businesses, prospects or condition (financial or otherwise). To the best of each Borrower's knowledge, the Initial Engineering Report is based upon complete and accurate factual information in all material respects, it being understood that the Initial Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrowers do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

     (i) Litigation.  Except as disclosed in the Initial Financial
         Statements: (1) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of either Borrower threatened, against any Obligated Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect any Obligated Person, any Affiliate controlled by either Borrower, any Obligated Person's ownership or use of any of its assets or properties, its business or financial condition or prospects, or the right or ability of any Obligated Person to enter into the Loan Documents or perform its obligations thereunder and (2) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Obligated Person which have or may have any such effect.

     (j) Title to Properties. To the best of each Borrower's knowledge and subject to typical oil industry operating agreements and product purchase contracts, each Borrower has good and defensible title to the Borrowing Base Properties, free and clear of all liens, encumbrances and defects of title, except for covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities enjoys peaceful and all material leases all such leases are no material default in title which do not materially interfere with the occupation, use and enjoyment of such Borrowing Base Properties in the normal course of business as presently conducted or materially impair the value thereof for such business. Each Borrower undisturbed possession under under which it operates, and valid and subsisting, with existing thereunder.

      (k) Place of Business. The chief executive office and principal place of business of each Borrower are located at the address of Borrowers set out in Section 8.3 below.

      (l) Taxes. All tax returns required to be filed by either Borrower in any jurisdiction prior to the date hereof have been filed; all taxes, assessments, fees and other governmental charges upon either Borrower or upon any of its properties, income or franchises, which are due and payable have been paid, or adequate reserves have been provided for payment thereof.

      (m) Use of Proceeds. Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock. Neither Borrower nor any Person acting on either Borrower's behalf has taken or will take any action which might cause this Agreement or the Notes or the application of the proceeds of the Loan to violate either of said Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     (n) Investment Company Act Not Applicable. Neither Borrower is an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (o) Public Utility Holding Company Act Not Applicable. Neither Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     (p) Year 2000 Compliance. Each Borrower has reviewed and assessed its business operations and computer systems and applications to address the "Year 2000 Problem" (that is, that computer applications and equipment used by such Borrower, directly or indirectly through third parties, may be unable to properly perform datesensitive functions before, during and after January 1, 2000). Each Borrower reasonably believes that the Year 2000 Problem will not result in a material adverse change in its business condition (financial or otherwise), operations, properties or prospects or ability to repay the Loan. Each Borrower agrees that this representation will be true and correct on and shall be deemed made by each Borrower on each date that any Borrower requests any Advance under this Agreement or delivers any information to USB.

     Section 5.2. Representations by USB. USB hereby represents that it will acquire the Notes for its own account in the ordinary course of its commercial banking business; however, the disposition of USB's property shall at all times be and remain within its control and this section does not prohibit USB's sale of any Note or of any participation in any Note to any bank, financial institution or similar purchaser.


                                     ARTICLE VI

                               COVENANTS OF BORROWERS

     Section 6.1. Affirmative Covenants. Each Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless USB has previously agreed otherwise in writing:

     (a) Payment and Performance. Borrowers will pay all amounts due under the Loan Documents in accordance with the terms thereof and will in all material respects observe, perform and comply with every covenant, term and condition express or implied in the Loan Documents.

     (b) Books, Financial Statements and Records. Each Borrower and HPC will at all times maintain full and accurate books of account and records, will maintain a standard system of accounting and will furnish the following statements and reports to USB at Borrowers' expense:

        (1) As soon as available, and in any event within 120 days after the end of each Fiscal Year, complete audited financial statements of HPC (and, if so requested by USB, of any or all Borrowers), prepared in reasonable detail in accordance with GAAP (or in a manner otherwise satisfactory to USB), by an independent certified public accountant acceptable to USB. These financial statements shall contain at least a balance sheet as of the end of such Fiscal Year and a statement of earnings and cash flow, setting forth in comparative form the corresponding figures for the preceding Fiscal Year;

        (2) As soon as available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), complete financial statements of HPC (and, if so requested by USB, of any or all Borrowers) for such Fiscal Quarter and for the then-current Fiscal

             Year, prepared in reasonable detail in accordance with GAAP
            (or in a manner otherwise satisfactory to USB);

        (3) At the time of submission of the financial statements described in (1) and (2) above, a report signed by an officer of HPC: (A) attesting to the authenticity of such financial statements, (B) stating that he has read this Agreement and the Security Documents, (C) stating that after reviewing the financial statements described above he has concluded that there did not exist any condition or event as of the date of such financial statements or at the time of his report which constituted an Event of Default or a Default, or, if he did conclude that such condition or event existed, specifying the nature and period of existence of any such condition or event, and (D) showing the calculation of, and HPC's and Borrowers' compliance with, all of the financial covenants contained herein;

         (4) As soon as available and in any event within 30 days after filing, copies of HPC's and each Borrower's federal income tax forms;

         (5) By March 31 of each year, an engineering report and economic evaluation prepared by one or more petroleum engineers chosen by Borrowers and acceptable to USB, covering all oil and gas properties and interests included in the Borrowing Base Properties. This engineering report shall be in form and substance satisfactory to USB and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report;

         (6) As soon as available, and in any event within 60 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 1999, a report describing, for each calendar month during such Fiscal Quarter, the gross volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and describing the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month; and

         (7) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by HPC to its stockholders and all registration statements, periodic reports and other statements and schedules filed by HPC with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

     (c) Other Information and Inspections. Each obligated Person will furnish to USB any information which USB may from time to time request concerning any covenant, provision or condition of the Loan documents or any matter in connection with the Obligated Persons' businesses and operations.
Each Obligated Person will permit representatives appointed by USB, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect, at their sole risk, any of such Obligated Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Obligated Person shall permit USB or its representatives to investigate and verify the accuracy of the information furnished to USB in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.


     (d)  Notice of Material Events.  Borrowers will promptly notify USB:
(1) of any material adverse change in the financial condition of any obligated Person or of either Borrower, (2) of the occurrence of any Default, (3) of the acceleration of the maturity of any Debt owed by any Obligated Person or of any default by any Obligated Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, (4) of any uninsured claim of $100,000 or more asserted against any obligated Person or any of its properties, (5) of the filing of any suit or proceeding against any Obligated Person (or the occurrence of any material development in any such suit or proceeding) in which an adverse decision could have a material adverse effect upon any Obligated Person's financial condition, business or operations (or could result in a judgment not covered by insurance of $100,000 or more against any Obligated Person), (6) of the merger or consolidation of any Borrower with any other business entity, and (7) of the sale, transfer, lease, exchange or disposal by either Borrower of any material assets or properties or any assets or properties with a value in excess of $25,000, except sales of already-severed hydrocarbons and other products in the ordinary course of such Borrower's business. Upon the occurrence of any of the foregoing, the Obligated Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Each Borrower will also notify USB in writing at least twenty Business Days prior to the date that such Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting USB and its counsel to prepare the same.

     (e) Maintenance of Existence and Qualifications. Each Borrower will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on such Borrower.

     (f) Maintenance of Properties. Each Borrower will in all material respects maintain, preserve, protect and keep all property used or useful in the conduct of its business in accordance with the standards of a reasonable and prudent operator.

     (g)  Payment of Trade Debt, Taxes, etc.  Each Obligated Person will
(1) timely file all required tax returns; (2) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (3) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; and
(4) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with its present system of accounting. Each Obligated Person will pay and discharge in all material respects, when due, all other Debt, taxes or assessments now or hereafter owed by it. Each Obligated Person may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     (h) Insurance. Each Borrower will maintain with financially sound and reputable insurance companies, insurance with respect to its business, operations and properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.


     (i) Payment of Expenses. Borrowers will promptly (and in any event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of USB (including attorneys' fees) in connection with: (1) the preparation, execution and delivery of the Loan Documents (including without limitation any and all future amendments or supplements thereto or restatements thereof), and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the examination of Borrowers' title to the Collateral, and (4) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

     (j) Performance on Borrower's Behalf. If any Obligated Person fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Loan Document, USB may pay the same. Borrowers shall immediately reimburse USB for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the rate described in Section 2.4(c)(3) above, from the date such amount is paid by USB until the date such amount is repaid to USB.

     (k) Compliance with Agreements and Law. Each Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound in such a way that they result in no material adverse effect upon the Borrowing Base Properties, the Pledged Securities or such Borrower's ability to perform its obligations under this Agreement. Each Borrower will in all material respects conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters).

      (l) Certifications of Compliance. Each Obligated Person will furnish to USB at such Obligated Person's or Borrowers' expense all certifications which USB from time to time reasonably requests, as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Obligated Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

      (m) Additional Security Documents. Promptly after a request therefor by USB at any time and from time to time, each Borrower will execute and deliver to USB such additional Security Documents and/or amendments to existing Security Documents as USB may deem necessary or appropriate in order to grant to USB a perfected lien on and security interest in any or all oil and/or gas interests owned by such Borrower.

      (n) Year 2000 Problem. Each Borrower is in the process of implementing a plan to remediate the effects of any and all material Year 2000 Problems and will complete implementation of such plan and testing thereof by September 30, 1999. Each Borrower will promptly deliver to USB such information as USB may request at any time and from time to time as to such Borrower's compliance with any and all covenants and representations contained in this Agreement relating to the Year 2000 Problem.

     Section 6.2. Negative Covenants. Each Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless USB has previously agreed otherwise in writing:

      (a) Funded Debt Ratio. Borrowers will not permit the Funded Debt Ratio to be greater than 50 percent as of the end of any Fiscal Quarter.

      (b) Limitation on Liens. None of Borrowers, HPC or any consolidated Affiliate of HPC will create, assume or permit to exist any mortgage, deed of trust, pledge, encumbrance, lien or charge of any kind (including any security interest in or vendor's lien on property purchased under conditional sales or other title retention agreements and including any lease intended as security or in the nature of a title retention agreement) upon any of its respective properties or assets, whether now owned or hereafter acquired except:

           (1) Liens at any time existing in favor of USB;

           (2) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens secure only Debt which is not delinquent or which is being contested as provided in Section 6.1(g) above; and

           (3) purchase-money security interests granted by either Borrower, HPC or any consolidated Affiliate of HPC on office equipment, vehicles and other personal property acquired by any such entity in the ordinary course of business; provided that the aggregate amount secured by all such security interests outstanding at any one time shall not exceed $25,000.


      (c) Additional Debt. None of Borrowers, HPC or any consolidated Affiliate of HPC will create, incur, assume or permit to exist Debt except:
(1) the Loan, (2) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods or services to any such entity in the ordinary course of such entity's business, (3) Debt disclosed in the Initial Financial Statements, and (4) Debt of the types permitted to be secured by the security interests described in Section 6.2(b)(3) above; provided that the amount of such Debt does not exceed the limits set forth in said Section.

      (d) Limitation on Sales of Property. None of Borrowers, HPC or any consolidated Affiliate of HPC will sell, transfer, lease, exchange, alienate or dispose of any of the assets of any such entity except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents):

(1) equipment which is worthless or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of any such entity;

(2) inventory (including oil and gas sold as produced) which is sold in the ordinary course of business;

(3) personal property located on oil and gas properties operated by third parties, the sale of which personal property cannot be prevented by any such entity; and

(4) any sale or sales of one or more oil and/or gas properties (other than the Borrowing Base Properties) having an aggregate value of less than $1,000,000 during any Fiscal Year.

          (e) Limitation on Credit Extensions. None of Borrowers, HPC or any consolidated Affiliate of HPC will extend credit, make advances or make loans other than: (1) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (2) an advance in the amount of $269,220 for the benefit of Trio Petroleum Inc.

          (f) Fiscal Year. None of Borrowers, HPC or any consolidated Affiliate of HPC will change its fiscal year.

          (g) Amendment of Contracts. None of Borrowers, HPC or any consolidated Affiliate of HPC will amend or permit any amendment to any contract which could reasonably be foreseen to release, qualify, limit, make contingent or otherwise detrimentally affect, in any material way, the rights and benefits of USB under or acquired pursuant to any of the Security Documents.

          (h) Limitation on Guaranties. None of Borrowers, HPC or any consolidated Affiliate of HPC will assume, guaranty, endorse or be or become secondarily liable for any Debt which is the primary obligation of any other Person.

          (i) ERISA. None of Borrowers, HPC or any consolidated Affiliate of HPC will incur any obligations governed by ERISA.

          (j) Distributions. Neither Borrower will make any Distributions, except that (unless a Default has occurred and is continuing or unless any such Distribution would cause any Borrower to be in violation of any of the covenants contained in this Agreement or any of the other Loan Documents), for any Fiscal Year of any Borrower, at the times when taxes (or estimated taxes) are due and payable by the owners of such Borrower
               (up to and including April 15 of the succeeding calendar year), such Borrower may make Distributions in an aggregate amount not greater than the product of: (1) the highest tax rate payable on ordinary taxable income under the tax laws of the United States and the State of Colorado, times (2) the taxable income of such Borrower for such Fiscal Year, to the extent that such taxable income is required to be included in the taxable income of the owners of such Borrower (or, if such taxable income is not known at such time, the then-current estimate of such taxable income; provided that when the actual taxable income of such Borrower is determined for any Fiscal Year, an Event of Default shall be deemed to have occurred unless the owners of such Borrower repay to such Borrower any excess distributions made by reason of their being based upon the estimated taxable income of such Borrower for such Fiscal Year).

          (k) Reorganizations; Combinations. None of Borrowers, HPC or any consolidated Affiliate of HPC will change its name or the nature of its business, reorganize, liquidate, dissolve or enter into any merger, joint venture, partnership or other combination.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

          (a) Borrowers fail to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to USB or as a result of acceleration or otherwise; or

          (b) Any "default" or "event of default" occurs under any Loan Document which defines either term; or

          (c) Any Obligated Person fails to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document; or

          (d) Any representation or warranty previously, presently or here-after made in writing by or on behalf of any Obligated Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made; or

          (e)  Any Obligated Person:

(1) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 60 days; or

(2) suffers the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Borrowing Base Properties or the Pledged Securities in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within 30 days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it; or

(3) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets or any part of the Borrowing Base Properties or the Pledged Securities; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes action in furtherance of any of the foregoing; or

(4) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(5) suffers the entry of an order issued by any court or tribunal taking, seizing or apprehending all or any substantial part of its property or any part of the Borrowing Base Properties or the Pledged Securities and bringing the same into the custody of such Court or tribunal, and such order is not stayed or released within thirty days after the entry thereof; or

          (f) Any default, including the expiration of any applicable period of grace, occurs with respect to any other indebtedness owed by either Borrower to any Person.

Upon the occurrence of an Event of Default described in subsection (e)(1),
(e)(2) or (e)(3) of this section, all of the obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers. During the continuance of any other Event of Default, USB at any time and from time to time (unless all Events of Default have theretofore been remedied) may declare any or all of the obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable.

     Section 7.2. Remedies. If any Default or Event of Default shall occur and be continuing, the obligation of USB to make Advances under this Agree-ment shall terminate immediately. If any Event of Default shall occur, USB may protect and enforce its rights under the Loan Documents by any appropri-ate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and USB may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon USB under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 7.3. Indemnity. Borrowers hereby agree to indemnify, defend and hold harmless USB and its agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limita-tion the enforcement thereof), except to the extent such claims, losses, and liabilities are proximately caused by a USB's gross negligence or willful misconduct, (b) the contamination of any of the Borrowing Base Properties by any hazardous substance or environmental pollutant, or (c) the violation of any federal, state or local environmental statute, rule, regulation or ordinance, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource conservation and Recovery Act, as amended from time to time.

                                ARTICLE VIII
                                MISCELLANEOUS

     Section 8.1. Waiver and Amendment. No failure or delay by USB in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by USB of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by USB, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any obligated Person shall in any case of itself entitle any Obligated Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     Section 8.2. Survival of Agreements; Cumulative Nature. All of the Obligated Persons, various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to USB and all of USB's obligations to Borrowers are terminated. All statements and agreements contained in any certificate or other instrument delivered to USB under any Loan Document shall be deemed representations and warranties by Borrowers to USB and/or agreements and covenants of Borrowers under this Agreement. The representations, warranties, and covenants made by the Obligated Persons in the Loan Documents, and the rights, powers, and privileges granted to USB in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to USB of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar represent-ation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 8.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, return receipt requested, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given upon receipt:

Borrowers' address:     1660 Lincoln Street
                        Suite 2700
                        Denver, Colorado 80264
                        Attention: Victor P. Stabio

USB's address:          918 Seventeenth Street
                        Denver, Colorado 80202
                        Attention: Monte E. Deckerd

     Section 8.4. Joint and Several Liability; Parties in Interest. All obligations of Borrowers hereunder shall be the joint and several, and not merely joint, obligations of each Borrower. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Obligated Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of USB.

     Section 8.5. Governing Law. The Loan Documents shall be deemed contracts and instruments made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the State of Colorado and the laws of the United States of America, except (a) to the extent that the law of another jurisdiction is expressly elected in a Loan Document, and (b) with respect to specific Liens, or the perfection thereof, evidenced by Security Documents covering real or personal property which by the laws applicable thereto are required to be construed under the laws of another jurisdiction. Each Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of the State of Colorado.

     Section 8.6. Limitation on Interest. USB and the Obligated Persons intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in

     Section 8.7. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 8.8. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 8.9. Conflicts. To the extent of any irreconcilable conflicts between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall prevail.

     Section 8.10. Arbitration. Subject to the provisions of the next paragraph below, USB and Borrowers agree to submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys and other agents) relating to the Loan and its negotiation, execution, collateralization, administration, repayment, modification, extension or collection. Such arbitration shall proceed in Denver, Colorado, shall be governed by Colo limitation the provisions of CRS 13-21-102(5)) and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any award entered in an arbitration, whether on motions or at a hearing, with or without testimony from witnesses, shall be made by a written opinion stating the reasons for the award made. The decision of any arbitration pursuant to this Agreement shall be made based on Colorado law without reference to any choice of law rules. Jud may be entered in any court having jurisdiction.

     Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto: (a) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement or instrument or applicable law; (b) to exercise self-help remedies such as setoff or repossession; or (c) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or appoint or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any judicial relief, or pursuit of provisional or ancillary remedies or exercise of self-help remedies.

     Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories:
(1) an attorney who has practiced in the area of commercial law for at least 10 years or a retired judge at the Colorado or United States District Court or an appellate court level: (2) a person with at least 10 years experience in commercial lending: and (3) a person with at least 10 years experience in the petroleum industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitratory, and the parties shall select one person from each category in the manner established by the AAA.

     Section 8.11. Entire Agreement. This Agreement, the Notes, the Security Documents and the other Loan Documents from time to time executed in connection herewith state the entire agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                          SANTA BARBARA PARTNERS
                                          By:  Hallador Production Company,
                                               General Partner

                                                By: /s/Victor P. Stabio,
                                                    President

                                           HALLADOR PETROLEUM, LLP
                                           By:  Hallador Petroleum Company,,
                                                General Partner

                                                By: /s/Victor P. Stabio,
                                                   President

                                            U.S. BANK NATIONAL ASSOCIATION
                                            By: /s/Monte E. Deckerd
                                                Vice President




                                           EXHIBIT A-1
                                         PROMISSORY NOTE
$3,500,000                                                    March 10, 1999
                                                              Denver, Colorado

     FOR VALUE RECEIVED, SANTA BARBARA PARTNERS, an Oklahoma general partnership, and HALLADOR PETROLEUM, LLP, a Colorado limited partnership (collectively "Borrower"), promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Payee"), the principal sum of $3,500,000 (or so much thereof as may be borrowed hereunder), together with interest on the outstanding unpaid balance of such principal amount at the rates provided below.

     This Note is the "Oil and Gas Note" issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement dated as of March 10, 1999, between Borrower and Payee, as now in effect or as the same may here-after be amended, restated, extended, renewed or otherwise modified (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

      The outstanding principal amount of this Note shall be due and payable as provided in the Credit Agreement. Any then unpaid principal balance of this Note shall be due and payable on March 31, 2006 (unless due and payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest at the applicable rate described in the Credit Agreement.

     Interest shall accrue daily on the unpaid principal balance of this Note, shall be due and payable as provided in the Credit Agreement, and shall be calculated on the basis of a 360day year, and the actual number of days elapsed.

     All payments of principal and interest hereon shall be made at Payee's offices at 918 Seventeenth Street, Denver, Colorado 80202 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduct-ion of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

     Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue A-1-1 interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Reference Rate, until paid, and shall be due and payable monthly or, at the option of the holder hereof, on demand.

     This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

     Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, be exercised by Payee.

     If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all r

     Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.


A-1-2

     If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

     All notices given hereunder shall be given as provided in the Credit Agreement.

     At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the D

     This Note is to be governed by and construed according to the laws of the State of Colorado.


                                               SANTA BARBARA PARTNERS
                                               By:	Hallador Production Company,
                                                   General Partner


                                                   By:/s/Victor P. Stabio,
                                                      President

                                               HALLADOR PETROLEUM, LLP
                                               By: Hallador Petroleum Company,
                                                   General Partner


                                                   By:/s/Victor P. Stabio
                                                      President








A-1-3

                                          EXHIBIT A-2
                                         PROMISSORY NOTE
$3,500,000                                                   March 10, 1999
                                                             Denver, Colorado

     FOR VALUE RECEIVED, SANTA BARBARA PARTNERS, an Oklahoma general partner-ship, and HALLADOR PETROLEUM, LLP, a Colorado limited partnership (collectively "Borrower"), promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Payee"), the principal sum of $3,500,000 (or so much thereof as may be borrowed hereunder), together with interest on the outstanding unpaid balance of such principal amount at the rates provided below.

     This Note is the "Securities Note" issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement dated as of March 10, 1999, between Borrower and Payee, as now in effect or as the same may hereafter be amended, restated, extended, renewed or otherwise modified (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

     The outstanding principal amount of this Note shall be due and payable as provided in the Credit Agreement. Any thenunpaid principal balance of this Note shall be due and payable on March 31, 2006 (unless due and payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest at the applicable rate described in the Credit Agreement.

     Interest shall accrue daily on the unpaid principal balance of this Note, shall be due and payable as provided in the Credit Agreement, and shall be calculated on the basis of a 360day year, and the actual number of days elapsed.

     All payments of principal and interest hereon shall be made at Payee's offices at 918 Seventeenth Street, Denver, Colorado 80202 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

    Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue

A-2-1

interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Reference Rate, until paid, and shall be due and payable monthly or, at the option of the holder hereof, on demand.

     This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

     Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee,

     If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all r

     Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

     If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

     All notices given hereunder shall be given as provided in the Credit Agreement.

     At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the

     This Note is to be governed by and construed according to the laws of the State of Colorado.


                                              SANTA BARBARA PARTNERS
                                              By:  Hallador Production Company,
                                                   General Partner


                                                   By:/s/Victor P. Stabio,
                                                        President


                                              HALLADOR PETROLEUM, LLP
                                              By: Hallador Petroleum Company,
                                                  General Partner


                                                   By:/s/Victor P. Stabio,
                                                         President




                                           EXHIBIT B
                                       ADVANCE REOUEST
, 199_
U.S. Bank National Association
918 Seventeenth Street, Suite 300
Denver, Colorado 80202
Attention:  Monte E. Deckerd

Gentlemen:

          1. This Advance Request is delivered to you pursuant to Article II of the Credit Agreement dated as of March 10, 1999 (the "Credit Agreement"), among Santa Barbara Partners, Hallador Petroleum, LLP and U.S. Bank National Association. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2.  Borrowers hereby request an Advance as follows:

               (a)  Type of Advance (Oil and Gas or Securities):
               (b)  Proposed Date of Advance:
               (c)  Amount of Advance:

          3. Borrowers hereby represent and warrant that as of the date hereof and as of the date of the Advance requested hereunder, all statements contained in Section 4.2 of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrowers agree that if, at any time prior to the date of the Advance requested by Borrowers hereunder, any representation or warranty of Borrowers contained herein is not true and correct as of such time, Borrowers will immediately so notify USB. Except to the extent of any such notification by Borrowers, the acceptance by Borrowers of any Advance requested hereunder shall be deemed a re-certification by Borrowers as of the date of such Advance of the representations and warranties made by B

                                              SANTA BARBARA PARTNERS
                                              By:  Hallador Production Company,
                                                   General Partner


                                                   By:/s/Victor P. Stabio
                                                         President


                                              HALLADOR PETROLEUM, LLP
                                              By:  Hallador Petroleum Company,
                                                   General Partner


                                                   By: /s/Victor P. Stabio
                                                   President








                                               B-2
                                            EXHIBIT C
                            REQUEST FOR ISSUANCE OF LETTER OF CREDIT
, 199_
U.S. Bank National Association
918 Seventeenth Street, Suite 300
Denver, Colorado 80202
Attention:  Monte E. Deckerd

Gentlemen:

          1. This Request for Issuance of Letter of Credit is delivered to you pursuant to Article II of the Credit Agreement dated as of March 10, 1999 (the "Credit Agreement"), among Santa Barbara Partners, Hallador Petroleum, LLP and U.S. Bank National Association. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2. Borrowers hereby request that USB issue a Letter of Credit as follows:

               (a)  Name of Beneficiary:
               (b)  Proposed Issuance Date:
               (c)  Expiration Date:
               (d)  Face Amount:
               (e)  Payment Instructions (if any):

          3. Borrowers hereby represent and warrant that as of the date hereof and as of the date of issuance of the Letter of Credit requested hereunder, all statements contained in Section 4.2 of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrowers agree that if, at any time prior to the date of issuance of the Letter of Credit requested by Borrowers hereunder, any representation or warranty of Borrowers contained herein is not true and correct as of such time, Borrowers will immediately so notify USB. Except to the extent of any such notification by Borrowers, the acceptance by Borrowers of any Letter of Credit requested hereunder shall be deemed a recertification by Borrowers as of the date of such Advance of the representat


                                                SANTA BARBARA PARTNERS
                                                By: Hallador Production Company,
                                                    General Partner


                                                     By:/s/Victor P. Stabio
                                                           President


                                           EXHIBIT C
                           REOUEST FOR ISSUANCE OF LETTER OF CREDIT
                                            , 199_

U.S. Bank National Association
918 Seventeenth Street, Suite 300
Denver, Colorado 80202
Attention:  Monte E. Deckerd

Gentlemen:

          1. This Request for Issuance of Letter of Credit is delivered to you pursuant to Article II of the Credit Agreement dated as of March 10, 1999 (the "Credit Agreement"), among Santa Barbara Partners, Hallador Petroleum, LLP and U.S. Bank National Association. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2. Borrowers hereby request that USB issue a Letter of Credit as follows:

               (a)  Name of Beneficiary:
               (b)  Proposed Issuance Date:
               (c)  Expiration Date:
               (d)  Face Amount:
               (e)  Payment Instructions (if any):

          3.  Borrowers hereby represent and warrant that as of the date hereof and as of the date of issuance of the Letter of Credit requested
hereunder, all statements contained in Section 4.2	of the Credit Agreement
are and will be true and correct in all material respects.

          4. Borrowers agree that if, at any time prior to the date of issuance of the Letter of Credit requested by Borrowers hereunder, any representation or warranty of Borrowers contained herein is not true and correct as of such time, Borrowers will immediately so notify USB. Except to the extent of any such notification by Borrowers, the acceptance by Borrowers of any Letter of Credit requested hereunder shall be deemed a recertification by Borrowers as of the date of such Advance of the representat


                                              SANTA BARBARA PARTNERS
                                              By:  Hallador Production Company,
                                                   General Partner


                                                   By:/s/Victor P. Stabio
                                                         President


                                               HALLADOR PETROLEUM, LLP
                                               By:  Hallador Petroleum Company,
                                                    General Partner

                                                    By:/s/Victor P. Stabio
                                                          President


                                            EXHIBIT D

                                     INTEREST RATE ELECTION

                                             , 199_

U.S. Bank National Association
918 Seventeenth Street, Suite 300
Denver, Colorado 80202
Attention:  Monte E. Deckerd

Gentlemen:

          1.  This Interest Rate Election is delivered to you pursuant to
Section 2.4(b) of the Credit Agreement dated as of March 10, 1999 (the "Credit Agreement"), among Santa Barbara Partners, Hallador Petroleum, LLP and U.S. Bank National Association. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2.  Borrowers hereby elect a LIBOR Tranche as follows:

           (a)  Amount of LIBOR Tranche:
                (b)  Beginning Date of LIBOR Interest Period:
                (c)  Length of LIBOR Interest Period (Months):
                (d)  Oil and Gas Facility or Securities Facility:

          3. Borrowers hereby represent and warrant that as of the date hereof and as of the requested beginning date of the LIBOR Interest Period, all statements contained in Section 4.2 of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrowers agree that if, at any time prior to the beginning date of the LIBOR Interest Period requested by Borrowers hereunder, any representation or warranty of Borrowers contained herein is not true and correct as of such time, Borrowers will immediately so notify USB. Except to the extent of any such notification by Borrowers, the beginning of any LIBOR Interest Period as to any LIBOR Tranche requested hereunder shall be deemed a re-certification by Borrowers as of such date of the represe


                                                 SANTA BARBARA PARTNERS
                                           By:   Hallador Production Company,
                                                 General Partner

                                                 By:/s/Victor P. Stabio
                                                    President

                                                  HALLADOR PETROLEUM, LLP
                                             By:  Hallador Petroleum Company,
                                                  General Partner


                                                   By:/s/Victor P. Stabio
                                                       President